Exhibit 99.1

Build-A-Bear Workshop, Inc. Names

James A. Goldman to Board of Directors

ST. LOUIS (February 10, 2026) Build-A-Bear Workshop, Inc. (NYSE: BBW) is pleased to announce the appointment of James A. Goldman to its Board of Directors, effective immediately.

“After conducting an extensive search, we are pleased to welcome Mr. Goldman to our Board of Directors. We are confident that Mr. Goldman’s extensive experience in leading successful global retail and branded consumer companies will enable him to make an immediate contribution as we look to accelerate our long-term strategic initiatives and continue to create value for our shareholders,” said Craig Leavitt, Non-Executive Chairman of the Board.

James A. Goldman has served on the Board of Directors of Domino’s Pizza, Inc., a global restaurant and pizza company, since March 2010, where he is a member of the Audit Committee. In addition, Mr. Goldman serves on the Board of Directors of Abercrombie & Fitch Co., where he is a member of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee. Mr. Goldman currently serves on three portfolio company Boards representing Eurazeo SE, a global investment firm listed on the Paris Stock Exchange, including Q Mixers, a leading premium carbonated mixer brand, Waterloo Sparkling Water Corp., a carbonated beverage company, and Dewey’s Bakery, a premium baked goods company. Mr. Goldman also works with the private equity firm Frontenac as a Senior Advisor and Chairman1st Partner.

Mr. Goldman served as President and Chief Executive Officer and as a member of the Board of Directors of Godiva Chocolatier, Inc. from 2004 to 2014. Mr. Goldman was President of the Food and Beverage Division at Campbell Soup Company from 2001 to 2004 and served in various executive positions at Nabisco, Inc. from 1992 to 2000. Prior to his work at Nabisco, Mr. Goldman was a senior consulting associate at McKinsey & Company, Inc.

Mr. Goldman previously served on the Board of Directors of The Children’s Place, Inc. He also served on the Board of Trustees and Executive Committee of Save the Children in Fairfield, CT, the Executive Board of the International Tennis Hall of Fame, and the Board of Trustees at the YMCA Camps Becket and Chimney Corners in Becket, MA.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life,” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 600 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $496.4 million for fiscal 2024. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements:

Statements regarding quarterly or future dividends, whether regular or special, payable to the company's shareholders, which may be subject to future increases, decreases, or elimination, as determined by the Build-A-Bear Workshop, Inc. Board of Directors, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The company cautions investors that any such forward-looking statements are not guarantees of future performance, including but not limited to, growth, earnings improvement, returns, future dividend payments, or the amount of such payments. Investors are directed to consider the risks and uncertainties in the company's business that may cause actual results to differ and/or affect the board's decision to declare dividends in the future, including those factors discussed under the caption entitled “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 17, 2025 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com